Exhibit 10.3

Return to:

Erika B. Newsom, Esq.

Smith Moore Leatherwood, LLP

300 E. McBee Avenue, Suite 500

Greenville, South Carolina 29601

Space Above Line for Processing Data

RBC Bank (USA)	Modification Agreement (Cover Page)

Prepared by:
Erika B. Newsom, Esq.
Smith Moore Leatherwood, LLP
300 E. McBee Avenue, Suite 500
Greenville, South Carolina 29601

State of South Carolina	County of Greenville

From:	COMPUTER SOFTWARE INNOVATIONS, INC., a Delaware corporation (“Borrower”), with a business/mailing address of 900 East Main Street, Suite T, Easley, South Carolina 29640.

To:

RBC BANK (USA) (“Bank”), with a business address of 134 N. Church Street, Rocky Mount, North Carolina 27804 and a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220, which mailing address is the place to which all notices and communications should be sent to Bank regarding this Modification Agreement.

Date:	June 25, 2010

Cross Reference to Recorded Documents Modified:	N/A

Original Principal Debt:	$8,000,000.00

Current Principal Debt:	$1,084,000.00

Customer No.

Loan No.

RBC Bank (USA)	MODIFICATION AGREEMENT

THIS MODIFICATION AGREEMENT (“Modification Agreement”), entered into as of June 25, 2010, by COMPUTER SOFTWARE INNOVATIONS, INC. (“Borrower”) with a mailing address of 900 East Main Street, Suite T, Easley, South Carolina 29640, and RBC BANK (USA) (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220.

A.

Borrower made and issued to Bank an amended and restated promissory note dated September 14, 2007 in the original principal amount of $7,000,000 (the “Original Note”). Bank and Borrower have agreed to substitute a Second Amended and Restated Promissory Note made and issued to Bank on June 25, 2010 in the original principal amount of $8,000,000 for the Original Note, and Bank has agreed to cancel the Original Note, as indicated on Attachment 1 attached hereto.

B.

As indicated on Attachment 1, the Note is secured and the security is set forth in that certain Second Amended and Restated Loan and Security Agreement dated September 14, 2007 by and between Borrower and Bank (the “Loan and Security Agreement”).

C.

The Note, the Loan and Security Agreement and any security documents described on Attachment 1 and any other loan and security documents that are outstanding with respect to the extension of credit evidenced by the Note, even if not listed on Attachment 1, are hereinafter collectively referred to as the “Contract” and the Contract is hereby incorporated herein as a part of this Modification Agreement.

D.

Bank and Borrower mutually desire to modify the provisions of the Contract in the manner hereinafter set out, it being specifically understood and agreed that, except as herein modified, the terms and provisions of the Contract and the individual instruments, documents and agreements that make up the Contract shall remain unchanged and the Contract, as herein modified, shall continue in full force and effect as therein and herein written.

NOW, THEREFORE, Bank and Borrower, in consideration of the premises and the sum of One Dollar ($1.00) to each in hand paid by the other, receipt and sufficiency of which are hereby acknowledged by each, do hereby agree as follows:

Section 1. Modification. The Contract as it relates to the Note and the Loan and Security Agreement shall be, and the same is, modified in the manner set forth in Attachment 2.

Section 2. Effect of Modification. Nothing contained in this Modification Agreement shall in any way impair the security now held for the indebtedness evidenced by the Contract or the lien priority thereof, nor waive, annul, vary or affect any provision, condition, covenant and agreement contained in the Contract, nor affect or impair any rights, powers and remedies under the Contract, except as herein specifically modified to do any one or more of the foregoing. If any provision in this Modification Agreement shall be interpreted or applied by a court or other tribunal with personal and subject matter jurisdiction over the parties hereto and the Contract, as modified, so as to impair the security now held for the indebtedness or lien priority thereof, or do any one or more of any of the foregoing, such provision shall be ineffective to the extent it causes an impairment of such security or the lien priority thereof or causes any of such other consequences, or the application thereof shall be in a manner and to an extent which does not impair such security or the lien priority thereof, or result in the occurrence of any of the other consequences. This Modification Agreement does not extend the expiration dates or enlarge the terms of any property, physical damage, credit and any other insurance written in connection with or financed by said Contract.

Section 3. Financing Statements. Borrower irrevocably authorizes Bank to file such financing statements as may be necessary to protect, in Bank’s opinion, Bank’s security interests and liens and, to the extent Bank deems necessary or appropriate, to sign the name of Borrower with the same force and effect as if signed by Borrower and to make public in financing statements and other public filings such information regarding Borrower as Bank deems necessary or appropriate, including, without limitation, federal tax identification numbers, social security numbers and other identifying information.

Section 4. Credit Investigations; Bank’s Responsibilities. Bank is irrevocably authorized by Borrower to make and have made such credit investigations as it deems appropriate to evaluate Borrower’s credit, personal and financial standing and employment, and Borrower authorizes Bank to share with consumer reporting agencies and creditors its experiences with Borrower and other information in Bank’s possession relative to Borrower. Bank shall not have any obligation or responsibility to do any of the following: (1) protect and preserve any collateral and other security given or to be given in connection with the Contract, as herein modified, against the rights of third persons having an interest therein; (2) provide information to third persons relative to the Contract, as herein modified, Bank’s liens and security interests in any collateral and other security, or otherwise with respect to Borrower; and (3) subordinate its liens and security interests in any collateral and other security to the interests of any third persons or to enter into control agreements relative to such collateral and other security.

Section 5. Usury. Bank does not intend to and shall not reserve, charge and collect interest, fees and charges under the Contract, as herein modified, in excess of the maximum rates and amounts permitted by applicable law. If any interest, fees and charges are reserved, charged and collected in excess of the maximum rates and amounts, it shall be construed as a mutual mistake, appropriate adjustments shall be made by Bank and to the extent paid, the excess shall be returned to the person making such a payment.

Section 6. Documentary Stamps, etc. To the extent not prohibited by law and notwithstanding who is liable for payment of the taxes and fees, Borrower shall pay, on Bank’s demand, all intangible taxes, documentary stamp taxes, excise taxes and other similar taxes assessed, charged and required to be paid in connection with this Modification Agreement, and any future extension, renewal and modification of the Contract, or assessed, charged and required to be paid in connection with any of the loan documents which make up the Contract.

Section 7. Anti-Terrorism. Borrower represents, warrants and covenants to Bank as follows: (1) Borrower (a) is not and shall not become a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) does not engage in and shall not engage in any dealings or transactions prohibited by Section 2 of such executive order, and is not and shall not otherwise become associated with any such person in any manner violative of Section 2, (c) is not and shall not become a person on the list of Specially Designated Nationals and Blocked Persons, and (d) is not and shall not become subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order; (2) Borrower is and shall remain in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001); and (3) Borrower has not and shall not use all or any part of the extension of credit evidenced by the Note, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 8. Costs and Expenses. All of the costs and expenses incurred by Bank in connection with this Modification Agreement shall be paid by Borrower upon the request of and at the time of demand for payment thereof made by Bank on Borrower. As used herein, “costs and expenses” include, without limitation, reasonable attorneys’ fees and fees of legal assistants, and reasonable fees of accountants, engineers, surveyors, appraisers and other professionals or experts – and all references to attorneys’ fees or fees of legal assistants, or fees of accountants, engineers, surveyors, appraisers or other professionals or experts shall mean reasonable fees.

Section 9. Maintenance of Records. Bank is authorized to maintain, store and otherwise retain this Modification Agreement and the other documents constituting the Contract in their original, inscribed tangible forms or records thereof in an electronic medium or other non-tangible medium which permits such records to be retrieved in perceivable forms.

Section 10. Waiver of Jury Trial. Borrower, to the extent permitted by law, waives any right to a trial by jury in any action arising from or related to this Modification Agreement and waives any right to a trial by jury in any action or proceeding arising from or related to the Contract, as herein modified.

Section 11. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State whose laws govern the Contract, excepting, however, its conflict of law provisions.

Section 12. Reservation of Rights; Entire Agreement. Bank does hereby reserve all rights and remedies it may have against all parties secondarily liable for repayment of the indebtedness evidenced by the Contract. The Contract, as herein modified, contains the entire agreement of the parties and the undersigned do hereby ratify and confirm the terms of the Contract, all of which shall remain in full force and effect, as modified herein. This Modification Agreement shall be binding upon any assignee and successor in interest of the parties hereto. Borrower waives and will not assert against any transferee and assignee of Bank any claims, defenses, set-offs and rights of recoupment which Borrower could assert against Bank, except defenses which Borrower cannot waive. All references herein to the “Modification Agreement” include any supplemental agreements filed of record to reflect modifications of any of the instruments, documents and other agreements making up the Contract that are of record.

(Signatures On Next Page)

The undersigned have executed this Modification Agreement under seal as of the day and year first above stated.

BANK:

RBC BANK (USA)

/s/ Charles H. Arndt
Charles H. Arndt, Senior Vice President

COMPUTER SOFTWARE INNOVATIONS, INC.		Witness:

By:	/s/ David B. Dechant	/s/ Wendy S. Metcalf
	David B. Dechant, Chief Financial Officer	Print Name: Wendy S. Metcalf

Attachment 1

To

Modification Agreement

1.	Describe Note (Date, Original Amount, Current Amount and all Modifications):

A.

Second Amended and Restated Commercial Promissory Note from Computer Software Innovations, Inc. to RBC Bank (USA) dated June 25, 2010 in the original principal amount of $8,000,000.00, with a current outstanding balance of $1,084,000.00.

2.	Describe Security Documents (Type, Date and if recorded, Recording Information):

A.

Second Amended and Restated Loan and Security Agreement by and between Computer Software Innovations, Inc. and RBC Centura Bank (now known as RBC Bank (USA)) dated September 14, 2007; as amended by a Modification to Revolving Facility dated June 30, 2008; as further amended by a Modification Agreement dated September 11, 2008; and as further amended by a Modification Agreement dated December 21, 2009.

B.	UCC-1 Financing Statement, filed on January 31, 2007 in the Department of State for Delaware as No. 2007 0088061.

Attachment 2

to

Modification Agreement

The Contract shall be, and the same is, modified as follows:

1. The maturity date stated in the Note is changed to June 30, 2012 and to the extent the maturity date is stated in any of the other individual instruments, documents and agreements that make up the Contracts, the maturity date stated therein is changed to the date stated herein.

2. Section 2.1(a)(i) of the Loan and Security Agreement is hereby modified so that after modification, it shall read as follows:

(i) General. At any time from the date hereof through the Revolving Maturity Date, Bank agrees to make advances (“Advance” or “Advances”) to Borrower to fund short-term working capital, for general corporate purposes of Borrower, and for those payments on Subordinated Debt as set forth in the Letter Agreement – and not for any other purpose. Unless otherwise agreed, Bank will make Advances on a daily basis, provided that the aggregate amount of outstanding Advances shall not exceed at any time (i) the lesser of (A) the available amount under the Revolving Facility or (B) the Borrowing Base. If no Event of Default has occurred and is continuing, amounts borrowed under the Revolving Facility may be repaid and reborrowed at any time prior to the Revolving Maturity Date.

3. Section 7.13 of the Loan and Security Agreement is hereby modified so that after modification, it shall read as follows:

7.13 Subordinated Debt. Except for scheduled payments of interest and/or principal on any Subordinated Debt to the stockholders of Borrower, including those payments permitted under the Letter Agreement, Borrower shall not make any payment in respect of any Subordinated Debt, or permit any of its Subsidiaries to make any such payment, except in compliance with the terms of such Subordinated Debt, or amend any provision contained in any documentation relating to the Subordinated Debt, including the Letter Agreement, without Bank’s prior written consent.

4. Exhibit A to the Loan and Security Agreement is hereby modified so that after modification, the following definitions shall be added or modified, as applicable, to read as follows:

“Letter Agreement” means that certain letter agreement dated June 24, 2010 by and among Borrower, Barron Partners, LP, Nancy K. Hedrick, Beverly N. Hawkins, Thomas P. Clinton, William J. Buchanan, and Joe G. Black regarding payments of Subordinated Debt by Borrower, which is attached hereto as Exhibit C.

“Revolving Facility” means a revolving line of credit and Credit Extensions thereon, in a principal amount not to exceed $8,000,000.00; provided, however, that the available amount under the revolving line of credit shall automatically reduce as follows: on January 31, 2011, to $7,800,000; on January 31, 2012, to $7,600,000; on January 31, 2013, to $7,400,000; on January 31, 2014, to $7,200,000; and on January 31, 2015, to $7,000,000. Borrower shall immediately repay any advances in excess of borrowing limitations effective following any such date of reduction. To the extent such principal amount is stated in any of the other individual instruments, documents and agreements that make up the Contract, the principal amount shall be adjusted in accordance with the terms herein.

“Revolving Maturity Date” means June 30, 2012.

Except as modified herein, each of the loan and security documents outstanding with respect to the extension of credit evidenced by the Note set forth on Attachment 1, remains in full force and effect and legally binding and enforceable against the Borrower.